                                                                    EXHIBIT 99.1


[MEDICAL ASSURANCE LOGO]                                            NEWS RELEASE
--------------------------------------------------------------------------------

                                                   For More Information Contact:

                                                                 Frank B. O'Neil
                                    Sr. Vice President, Corporate Communications
                                   205-877-4460 - 800-282-6242 - foneil@maih.com


MEDICAL ASSURANCE SHAREHOLDERS APPROVE TRANSACTION WITH PROFESSIONALS GROUP

BIRMINGHAM, AL -- (BUSINESS WIRE) -- June 25, 2001 -- Shareholders of Medical Assurance, Inc. (NYSE:MAI) have overwhelmingly approved the Company's planned consolidation with Professionals Group (NASDAQ:PICM), under a new holding company, ProAssurance Corporation (NYSE:PRA). The transaction received support from more than 99% of the shareholders casting their ballots at a special meeting today. Professionals Group shareholders also voted overwhelmingly in favor of the consolidation at a separate meeting.

The insurance operations of the new organization, centered around The Medical Assurance Company, Inc., ProNational Insurance Company and MEEMIC Insurance Company, will continue to serve their customers from existing office locations. Medical Assurance's Chairman and President A. Derrill Crowe, M.D., who will serve as Chairman and Chief Executive Officer of ProAssurance, said, "We've been working towards this day for many months and we're excited to be able to put our plans into action. Despite the challenges that exist in the medical malpractice segment of the insurance market, I believe ProAssurance has significant opportunities in the years ahead. We expect to emerge from this market cycle in a leading position in our niche." MEEMIC will continue as the leading provider of personal automobile insurance and related products to educators in the state of Michigan.

Professionals Group President Victor T. Adamo, Esq. will be ProAssurance's Vice-Chairman, President and Chief Operating Officer. He said the combined management team has set very high expectations for the new company, "We will retain the customer-focused heritage that has been the hallmark of both Medical Assurance and Professionals Group. By remaining customer focused, we'll be in a position to deliver the kind of responsive service they expect, and the results our shareholders expect as well."

CLOSING TIMETABLE

Today's approvals will allow the merger to close as scheduled on Wednesday, June 27th. The newly formed company, ProAssurance Corporation, will begin trading on the New York Stock Exchange on Thursday, June 28th under the symbol PRA.

Under terms of the consolidation, Professionals Group shareholders are eligible to elect either $27.47 per share in cash, or $13.47 in cash and shares of ProAssurance stock. The number of shares of ProAssurance stock to be distributed for each share of Professionals Group stock will be fixed after the close of trading today, in accordance with procedures described in Medical Assurance's Proxy Statement for today's shareholders' meeting. The exchange ratio will be announced in a separate news release. Professionals Group shareholders have until 5:00 pm EDT on Wednesday, June 27th, to deliver their elections to Mellon Investor Services at the address specified in the Proxy Statement.


                                    - more -

[MEDICAL ASSURANCE LOGO]                                  NEWS RELEASE CONTINUES
--------------------------------------------------------------------------------


This news release contains historical information, as well as forward-looking statements that are based upon Medical Assurance's estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The Company's expectations regarding the timing, financing, closing, and effects of the consolidation may be beyond the Company's control and thus difficult to predict.

There are numerous important factors that could cause actual results to differ materially from those in the forward-looking statements. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents filed by Medical Assurance and ProAssurance Corporation with the Securities and Exchange Commission, including Medical Assurance's Form 10K for the year ended December 31, 2000 and the ProAssurance Form S-4 Registration Statement (Registration No. 333-49378).

In view of the many uncertainties inherent in the forward-looking statements made in this document, the inclusion of such information should not be taken as representation by the Company or any other person that Medical Assurance's objectives or plans will be realized.

Investors and shareholders are encouraged to read the ProAssurance Registration Statement (Registration No. 333-49378) because it contains information regarding the consolidation and their legal rights. Investors and shareholders can obtain a free copy of the Registration Statement from the ProAssurance website, www.proassurance.com. The Registration Statement, as well as documents filed by Medical Assurance with the Securities and Exchange Commission are also available from the Securities and Exchange Commission's website at www.sec.gov. All documents are available without charge upon request to:

                             Medical Assurance, Inc.
                               100 Brookwood Place
                            Birmingham, Alabama 35209
                           Attention: Frank B. O'Neil
                          205-877-4460 or 800-282-6242


                                     - 30 -